EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report on Form 10-Q of Medwave, Inc. (the “Company”) for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date below (the “Report”), the undersigned, in the capacities and as of the date listed below, hereby certifies that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This Certification is provided solely pursuant to 18 U.S.C. Section 1350, and Item 601(b)(32) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and shall not be deemed part of the Report or “filed” for any purpose whatsoever, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Date: May 29, 2007	By:	/s/ Frank A. Katarow
Frank A. Katarow
Chief Executive Officer (Interim) (Principal Executive and Financial Officer)